Exhibit 99.1

PRESS RELEASE

TEGO CYBER INC. ANNOUNCES APPOINTMENT OF JON JENSEN AS AN INDEPENDENT DIRECTOR TO ITS BOARD

LAS VEGAS, NV, AUGUST 1, 2024/ACCESSWIRE/ -- Tego Cyber Inc. (OTCQB:TGCB), a cybersecurity company focused on developing innovative cyber threat intelligence and autonomous correlation and threat detection tools, today announced the appointment of Jon Jensen as an independent director to its Board of Directors.

With over 30 years in the technology sector, most of which with an emphasis in cybersecurity, Mr. Jensen has seen, experienced and participated in the innovation in the industry. Mr. Jensen most recently served as VP of Cyber Sales at Presidio for the last four years.

Jon Jensen stated, “The innovative technology within the Tego product suite are invaluable tools to help practitioners keep information safe. I have been able to spearhead hyper growth in the past, and fully expect that my skillset and experiences will prove beneficial to help guide the Tego leadership team to tremendous success.”

Robert Mikkelsen, CEO & CFO of Tego Cyber Inc. commented, “It is an honor to have Jon join our board. He has a proven track record of business development and sales execution to create value for emerging companies and their shareholders. The experience and resources he brings to Tego will be advantageous in the execution of our growth strategy, both commercially and in the capital markets.”

Mr. Jensen joins the current Board consisting of Troy Wilkinson, Shannon Wilkinson, Chris White and Michael De Valera. Mr. Jensen will be the third independent director thereby meeting the minimum requirements for the appointment of an audit committee and uplisting to NASDAQ or NYSE.

About Tego

Tego Cyber Inc. was founded to mitigate and develop solutions for the disparity in the rapidly evolving cyber threat hunting, correlation, and threat intelligence market. Tego’s curated threat intelligence feed not only contains a comprehensive list of indicators of compromise, but also provides additional context including specific details needed to counteract threats so that security teams can spend less time searching for disjointed indicators of compromise. Tego’s threat detection and correlation engine integrates with top security and data lake platforms to proactively identify threats. The Tego threat correlation engine allows security teams to find threats faster using curated data feeds, powerful and low latency searches across large disparate data sets, and user-friendly visualizations that help reduce the time to detection, response and remediation. For more information, please visit www.tegocyber.com.

Forward-Looking Statements

The statements contained in this press release, those which are not purely historical or which depend upon future events, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future constitute forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks factors described from time to time in the Company's Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Contact:

Corporate

Tego Cyber Inc.

8565 S Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

USA

Tel: 855-939-0100 (North America)

Tel: +1 725-726-7840 (International)

Email: info@tegocyber.com

Web: tegocyber.com

Facebook: facebook.com/tegocyber

LinkedIn: linkedin.com/company/tegocyber

X/Twitter: twitter.com/tegocyber

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel: 480-861-2425
Email: brett@haydenir.com